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                                                                    EXHIBIT 16.1


ERNST & YOUNG LLP         Suite 800                         Phone:  714 794 2300
                          18400 Von Karman Avenue
                          Irvine, California 92612-1551


October 3, 1997



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated October 3, 1997 of Bristol Retail Solutions, Inc. and are in agreement with the statements contained in the first, second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                               Very truly yours,

                                               /s/ ERNST & YOUNG LLP
                                               -----------------------------
                                                   Ernst & Young LLP



       Ernst & Young LLP is a member of Ernst & Young International, Ltd.